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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2000, relating to the financial statements, which appears in Red Hat, Inc.'s Annual Report on Form 10-K for the year ended February 29, 2000 and our report dated June 26, 2000, relating to the financial statements of WireSpeed Communications Corporation, which appears in the Current Report on Form 8-K/A of Red Hat, Inc. dated July 27, 2000.


/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 21, 2001